AMENDMENT NO. 1 TO

EXCHANGE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) is made this 7th day of May, 2013, by and between Home Training Initiative Ltd, an entity organized under the laws of the United Kingdom (“HT”), Five5Five PTE Ltd., an entity organized under the laws of Singapore, and the sole shareholder of HT (the “HT Shareholder”) on the one hand; and The EFactor Corp., a Delaware corporation (“EFactor”), and Standard Drilling, Inc., a Nevada corporation (“SDI”), on the other hand, to amend the terms of that certain Exchange Agreement dated January 7, 2013, and entered into by and between the Parties (the “Agreement”).  Together EFactor and SDI are referred to herein as the “EFactor Parties”.  Each of HT, the HT Shareholder, and the EFactor Parties shall be referred to herein as a “Party” and collectively as the “Parties”.  In the event the terms of the Agreement and this Amendment No. 1 conflict, the terms of this Amendment No. 1 control.  Any defined terms herein that are not defined herein have the meaning set forth in the Agreement.

WHEREAS, the transaction contemplated by the Agreement (the “Transaction”) has not closed;

WHEREAS, the Parties still desire to close the Transaction but recognize that the Parties are now in a different situation and position than when the Agreement was entered into and need to execute this Amendment No. 1 in order to clarify the positions of both Parties and clearly set forth the conditions to close the transaction;

WHEREAS, on February 11, 2013, EFactor closed the transaction contemplated by an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) SDI (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which SDI acquired a majority interest in EFactor in a reverse-acquisition transaction;

WHEREAS, SDI’s common stock is currently traded on OTC Markets on the “OTCQB” tier;

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following, and that the Agreement will be modified as necessary to incorporate the following:

1)

The Exchange Shares to be issued to the HT Shareholder in exchange for the HT Shares will be shares of common stock of SDI, restricted in accordance with Rule 144.  Specifically, at the Closing, the HT Shareholder will exchange 100,000 shares of HT common stock, representing 100% of the issued and outstanding securities of HT, for 13,319,100 shares of SDI common stock, which shares will be post-reverse split shares after taking into account the contemplated 1-for-40 reverse stock split contemplated by SDI.

2)

The Transaction will not close until the following conditions are met

a.

The EFactor Parties have provided One Hundred Fifty Thousand Dollars ($150,000) to HT to be used by HT for working capital purposes;

b.

SDI has filed all reports required by the SEC as a “reporting company” under the Securities Exchange Act of 1934, as amended;

c.

HT has provided the EFactor Parties U.S. GAAP-compliant financial statements of HT for the two (2) years December 31, 2012 and 2011, as well for the three months ended March 31, 2013 and 2012 (and for any subsequent periods if the transaction does not close by June 30, 2013);

d.

HT has changed its fiscal year end to 12/31;

e.

HT has provided the EFactor Parties with an opinion of legal counsel, satisfactory to the EFactor Parties, that the Exchange of the HT Shares for the shares of SDI common stock meets all applicable laws of the United Kingdom for the transfer of such shares; and

f.

SDI has completed a 1-for-40 reverse stock split of its common stock, as already contemplated by SDI’s management.

3)

Once the above conditions have been satisfied the Parties will close the Transaction, assuming all other conditions and representations and warranties, as applicable, are accurate as of the Closing.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment No. 1 as of the date first above written.  This Amendment No. 1 may be signed in counterparts and facsimile signatures are treated as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“SDI”	“HT”

Standard Drilling, Inc.	Home Training Initiative Ltd.,
a Nevada corporation	an entity organized under the laws of the United Kingdom

/s/ Adriaan Reinders	/s/ Jeremy Harbour
By: Adriaan Reinders	By: Jeremy Harbour
Its: Chief Executive Officer	Its: Director

“EFactor”	“HT Shareholder”

The E-Factor Corp.	Five5Five PTE, Ltd.
a Delaware corporation	an entity organized under the laws of Singapore

/s/ Adriaan Reinders By: Adriaan Reinders Its: Chief Executive Officer
/s/ Jeremy Harbour By: Jeremy Harbour Its: CEO